Exhibit 31.2

CERTIFICATE PURSUANT TO
RULES 13a-14(a) and 15d-14(a),
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David E. Berger, certify that:

1.              I have reviewed this quarterly report on Form 10-Q/A of Information Services Group, Inc.; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

August 23, 2013	/s/ DAVID E. BERGER
David E. Berger
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)